Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hall, Kinion & Associates, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 28, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Brenda C. Rhodes, Chief Executive Officer of the Company and Martin A. Kropelnicki, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ BRENDA C. RHODES
Brenda C. Rhodes Chief Executive Officer

By:	/s/ MARTIN A. KROPELNICKI
Martin A. Kropelnicki Chief Financial Officer

May 12, 2004

A signed original of this written statement required by Section 906 has been provided to Hall, Kinion & Associates, Inc. and will be retained by Hall, Kinion & Associates, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.